Staley, Okada & Partners                     Suite 400 - 889 West Pender Street
Chartered Accountants                             Vancouver, BC Canada  V6C 3B2
                                                               Tel 604 694-6070
                                                               Fax 604 585-3800
                                                           info@staleyokada.com
                                                            www.staleyokada.com













CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
-------------------------------------------------------------------------------


We have issued our Report of Independent Registered Public Accounting Firm dated April 21, 2004, (except for Note 1 which is as of June 3, 2004) accompanying the financial statements of Natco International Inc. (formerly Spectrum International Inc.) contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption ?Experts?.








                                                  /s/Staley Okada & Partners

                                                     STALEY, OKADA & PARTNERS
Vancouver, B.C. Canada                                  CHARTERED ACCOUNTANTS
October 22, 2004